UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 12, 2015 (August 10, 2015)

AMAZING ENERGY OIL AND GAS, CO.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52392
(Commission File No.)

701 S Taylor Street
Suite 470, LB 113
Amarillo, Texas 79101
(Address of principal executive offices and Zip Code)

(855) 448-1922
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 10, 2015, we entered into an agreement with Jed Miesner, our president, to acquire all of his interest (100% of the total outstanding shares of common stock) of Jilpetco, Inc., a Texas corporation ("Jilpetco") in exchange for 500,000 restricted shares of our common stock.   Jilpetco is engaged in the business of operating and providing oilfield services to oil and gas properties.  As a result, Jilpetco will become our wholly owned subsidiary corporation.

ITEM 7.01           REGULATION FD

On August 12, 2015 we issued a press release announcing to the public that we entered into an agreement with Jed Miesner, our president, to acquire 100% of the outstanding shares of common stock of Jilpetco, Inc., a Texas corporation.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Document Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 12th day of August, 2015.

AMAZING ENERGY OIL AND GAS, CO.

BY:	JED MIESNER
Jed Miesner, President